BankAmerica
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NEWS RELEASE


Contact: Richard Beebe
1-415-953-2760


       BANKAMERICA COMPLETES STERLING EUROBOND OFFERING

London, December 16, 1998 -- BankAmerica Corporation announced today that it has completed its previously announced Sterling eurobond offering of (pound symbol) 250 million (U.S. $412 million equivalent) in fixed-rate notes distributed primarily in the United Kingdom.

The twelve-year notes have a coupon of 6.125 per cent per annum, payable annually. The notes mature on 16 December 2010.

Joint lead managers of the offering were The Royal Bank of Scotland plc and Bank of America International Limited.

The issue was not registered with the Securities and Exchange
Commission and was offered exclusively to investors outside the United States. Proceeds from the issue will be used for general corporate purposes.

BankAmerica Corporation (doing business as Bank of America), with assets of $595 billion, is the largest bank holding company in the United States.

                      www.bankamerica.com
                      www.nationsbank.com